Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Master Total Return Portfolio of Master Bond LLC  (MF-
BOND)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Strategic Income Opportunities Portfolio  (BR-
SIP)



The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
05-15-2013

Security Type:
BND/CORP


Issuer
Total System Services, Inc. (2018)

Selling
Underwriter
J.P. Morgan Securities LLC

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of
Underwriter(s)
J.P. Morgan Securities LLC, Mitsubishi
UFJ Securities (USA), Inc., Regions
Securities LLC, U.S. Bancorp
Investments, Inc., Fifth Third
Securities, Inc., Wells Fargo
Securities, LLC, PNC Capital Markets
LLC, Synovus Securities, Inc.


Transaction Details


Date of Purchase
05-15-2013


Purchase
Price/Share
(per share / %
of par)
$99.971

Total
Commission,
Spread or
Profit
0.60%


1.  Aggregate Principal Amount
Purchased (a+b)
$55,000,000

a.  US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$7,304,000

b.  Other BlackRock Clients
$47,696,000

2.  Aggregate Principal Amount of
Offering
$550,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.1




Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[X] U.S. Registered Public Offering  [Issuer must have
3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities [Issuer must have 3 years of continuous operations]
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by: Dillip Behera Global Syndicate Team Member

Date: 05-20-2013





Approved by: David Lim Global Syndicate Team Member

Date: 05-22-2013